Exhibit 99.1

Press Release

Investor Contact:
Ankit Hira or Ed Yuen
Solebury Trout for Bentley Systems
ir@bentley.com
1-610-458-2777

Media Contact:
Carey Mann
carey.mann@bentley.com
1-610-458-3170

Bentley Systems Announces Operating Results for the Second Quarter of 2021 and Updates Its 2021 Financial Outlook
EXTON, Pa. – August 10, 2021 – Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley Systems” or the “Company”), the infrastructure engineering software company, today announced operating results for its second quarter and six months ended June 30, 2021.

Second Quarter 2021 Financial Results:

•Total revenues were $222.9 million, up 21.0% year-over-year;
•Subscriptions revenues were $185.5 million, up 17.6% year-over-year;
•Last twelve-month recurring revenues were $746.2 million, up 12.1% year-over-year;
•Last twelve-month recurring revenues dollar-based net retention rate was 106% (calculated under Topic 606), compared to 110% (calculated under Topic 605) for the same period last year;
•Last twelve-month account retention rate was 98% (calculated under Topic 606), compared to 98% (calculated under Topic 605) for the same period last year;
•Annualized Recurring Revenue (“ARR”) was $882.4 million as of June 30, 2021, representing a constant currency ARR growth rate of 23% from June 30, 2020;
•GAAP operating income was $32.2 million, compared to $44.6 million for the same period last year;
•GAAP net income was $44.9 million, compared to $39.1 million for the same period last year. GAAP net income per diluted share was $0.14, compared to $0.13 for the same period last year;
•Adjusted Net Income was $74.3 million, compared to $46.0 million for the same period last year. Adjusted Net Income per diluted share was $0.23 compared to $0.16 for the same period last year;
•Adjusted EBITDA was $69.1 million, compared to $57.6 million for the same period last year. Adjusted EBITDA margin was 30.9%, compared to 31.2% for the same period last year;
•Cash flow from operations was $16.2 million, compared to $63.6 million for the same period last year.

Six Months Ended June 30, 2021 Financial Results:

•Total revenues were $444.9 million, up 17.4% year-over-year;
•Subscriptions revenues were $373.6 million, up 14.0% year-over-year;
•GAAP operating income was $87.9 million, compared to $90.6 million for the same period last year;
•GAAP net income was $101.9 million, compared to $68.7 million for the same period last year. GAAP net income per diluted share was $0.32, compared to $0.23 for the same period last year;
•Adjusted Net Income was $138.3 million, compared to $89.2 million for the same period last year. Adjusted Net Income per diluted share was $0.43 compared to $0.30 for the same period last year;
•Adjusted EBITDA was $151.9 million, compared to $115.5 million for the same period last year. Adjusted EBITDA margin was 34.1%, compared to 30.5% for the same period last year;
•Cash flow from operations was $149.0 million, compared to $136.2 million for the same period last year.
Definitions of the non‑GAAP financial measures used in this press release and reconciliations of such measures to the most comparable GAAP financial measures are included below under the heading “Use and Reconciliation of Non‑GAAP Financial Measures.”

CEO Greg Bentley said, “Amidst the fits and starts which characterize the global resumption of growth for infrastructure engineering in 2021, going digital has remained an overarching priority that continues to benefit our software users, infrastructure projects and assets, and our operating results. A highlight for us this quarter has been the inclusion of Seequent, and subsurface digital twins, into our company and into our new financial outlook. Somewhat restrained favorable directions continue in the preponderance of our business, with usage growth beyond the pre-pandemic levels of 2019, resulting uptrends in ARR and new business and subscription revenues, and continued upward inflections in SMB subscriptions and resulting business from new accounts. Our growth bottlenecks continue to be ever more localized to industrial and resources ‘capex,’ and to the geographies (especially Middle East and Southeast Asia) most dependent on this sector—with a new concern brought on by unanticipated subscription attrition within mid-size enterprise accounts in greater China, despite an otherwise healthy demand environment in that territory.”

Mr. Bentley continued, “Our updated financial outlook for the full year 2021 contemplates surpassing the milestones of one billion-dollars in revenue (pro forma for the acquisition of Seequent as if it had occurred at the beginning of 2021), double-digit ARR growth even exclusive of Seequent, and, importantly, maintaining our 32% Adjusted EBITDA margin target for 2021 while absorbing at the same time our incremental investments in growth initiatives, our incremental public company operating costs, and our increasing pace of programmatic growth acquisitions, along with the financially material acquisition of Seequent.”

Second Quarter 2021 Financial Developments:

•On June 17, 2021, we completed the acquisition of Seequent, a leader in software for geological and geophysical modeling, geotechnical stability, and cloud services for geodata management and collaboration, for $911.0 million in cash, net of cash acquired, plus 3,141,342 shares of our Class B Common Stock. We used readily available cash, including a portion of the net proceeds from the private offering of convertible senior notes due 2026, and borrowings under our Credit Facility to fund the cash component of the transaction. For the six months ended June 30, 2021, we incurred $15.9 million of expenses related to the acquisition of Seequent. For the period from June 17, 2021 through June 30, 2021, Seequent contributed approximately $4.0 million to revenues, $0.5 million to operating income, and $90.6 million to ARR.

•In June 2021, we completed a private offering of $575.0 million of 0.375% convertible senior notes due 2027 (the “2027 Notes”). We incurred $15.1 million of expenses in connection with the 2027 Notes offering consisting of the payment of initial purchasers’ discounts and commissions, professional fees, and other expenses (“transaction costs”). Transaction costs were recorded as a direct deduction from the related debt liability in the consolidated balance sheet and are amortized to interest expense using the effective interest method over the term of the 2027 Notes.

•In connection with the pricing of the 2027 Notes, we entered into capped call options with certain of the initial purchasers or their respective affiliates and certain other financial institutions. The capped call options are expected to reduce potential dilution to our Class B Common Stock upon any conversion of 2027 Notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. We paid premiums of $25.9 million in connection with the capped call options and they have been included as a net reduction to Additional paid-in capital in the consolidated balance sheet.

2021 Financial Outlook:

The Company does not provide quarterly guidance, but we update our full-year financial outlook when announcing quarterly operating results to the extent expectations materially change.

Accordingly, the following update to our outlook for the year ending December 31, 2021, reflects first half performance, current business developments, and notably, the Seequent acquisition. The 2021 guidance herein is premised on COVID‑19 pandemic-related business impacts generally abating gradually by year end; however, the ultimate impacts of COVID‑19 on our financial outlook remain uncertain.

	Initial Outlook	Updated Outlook
Total revenues	$895 – $920 million	$945 – $960 million (1)
Constant currency ARR growth rate	8% – 10%	22% – 24% (2)
Adjusted EBITDA	$285 – $295 million	$305 – $310 million
Effective tax rate	20%	<15%

(1)Updated total revenues outlook is net of a $10 million decrease in total revenue due to a strengthening of the US dollar relative to exchange rates in effect when the initial outlook was prepared, and approximately $5 million of Seequent-related opening balance sheet deferred revenue fair value adjustments (“haircuts”).
(2)The updated outlook for constant currency ARR growth rate includes growth of 12% to 13% from the initial inclusion and subsequent growth of Seequent, and growth of 10% to 11% from all other business.

The 2021 outlook information provided above includes Constant currency ARR growth rate, Adjusted EBITDA, and Adjusted EBITDA margin guidance, which are non-GAAP financial measures management uses in measuring performance. We are unable to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including stock‑based compensation charges, depreciation and amortization of capitalized software costs and of acquired intangible assets, realignment expenses, and other items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.

The 2021 outlook is forward-looking, subject to significant business, economic, regulatory, and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, our results may not fall within the ranges contained in this outlook. The Company uses these forward-looking measures to evaluate its ongoing operations and for internal planning and forecasting purposes.

Operating Results Call Details

Bentley Systems will host a live Zoom video webinar on August 10, 2021 at 8:15 a.m. Eastern time to discuss operating results for its second quarter and six months ended June 30, 2021.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://zoom.us/webinar/register/WN_BqaF5dY4SrG_Dcfx1k-CZA. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at
https://investors.bentley.com. Presentation materials will be posted prior to the webinar on Bentley Systems’ Investor Relations website. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Definitions of Certain Key Business Metrics

Definitions of the non‑GAAP financial measures used in this operating results press release and reconciliations of such measures to their nearest GAAP equivalents are included below under “Use and Reconciliation of Non‑GAAP Financial Measures.” Certain non‑GAAP measures included in our financial outlook are not being reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward‑looking basis. The Company is unable to reconcile these forward‑looking non‑GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected for these periods not to impact the non‑GAAP measures, but would impact GAAP measures. Such unavailable information, which could have a significant impact on the Company’s GAAP financial results, may include stock‑based compensation charges, depreciation and amortization of capitalized software costs and of acquired intangible assets, realignment expenses, and other items.

Last twelve-month recurring revenues are calculated as recurring revenues recognized over the preceding twelve‑month period. We define recurring revenues as subscription revenues that recur monthly, quarterly, or annually with specific or automatic renewal clauses and professional services revenues in which the underlying contract is based on a fixed fee and contains automatic annual renewal provisions.

Constant Currency Metrics

In reporting period‑over‑period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current period results using prior period average foreign currency exchange rates. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.

•Our last twelve‑month recurring revenues dollar‑based net retention rate is calculated, using the average exchange rates for the prior period, as follows: the recurring revenues for the current period, including any growth or reductions from accounts with recurring revenues in the prior period (“existing accounts”), but excluding recurring revenues from any new accounts added during the current period, divided by the total recurring revenues from all accounts during the prior period. A period is defined as any trailing twelve months. Prior to the year ended December 31, 2020, the recurring revenues dollar‑based net retention rate was calculated using revenues recognized pursuant to Topic 605 for all periods in order to enhance comparability during our transition to Topic 606 as we did not have all information that was necessary to calculate account retention rate pursuant to Topic 606 for earlier periods.

•Our last twelve-month account retention rate for any given twelve‑month period is calculated using the average currency exchange rates for the prior period, as follows: the prior period recurring revenues from all accounts with recurring revenues in the current and prior period, divided by total recurring revenues from all accounts during the prior period. Prior to the year ended December 31, 2020, the account retention rate was calculated using revenues recognized pursuant to Topic 605 for all periods in order to enhance comparability during our transition to Topic 606 as we did not have all information that was necessary to calculate account retention rate pursuant to Topic 606 for earlier periods.
•Our constant currency ARR growth rate is the growth rate of our ARR, measured on a constant currency basis. Our ARR is defined as the sum of the annualized value of our portfolio of contracts that produce recurring revenue as of the last day of the reporting period, and the annualized value of the last three months of recognized revenues for our contractually recurring consumption‑based software subscriptions with consumption measurement durations of less than one year.
Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have calculated adjusted cost of subscriptions and licenses, adjusted cost of services, adjusted research and development, adjusted selling and marketing, adjusted general and administrative, adjusted income from operations, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted EBITDA, and Adjusted EBITDA margin, each of which are non‑GAAP financial measures. We have provided tabular reconciliations of each of these non‑GAAP financial measures to such measure’s most directly comparable GAAP financial measure.

Management uses these non‑GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non‑GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period‑over‑period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as to compare our financial results to those of other companies. Our definitions of these non‑GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non‑GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the financial statements included in our Quarterly Report on Form 10‑Q to be filed with the U.S. Securities and Exchange Commission (“SEC”).

We calculate these non‑GAAP financial measures as follows:

•Adjusted cost of subscriptions and licenses is determined by adding back to GAAP cost of subscriptions and licenses, amortization of purchased intangibles and developed technologies, stock‑based compensation, and realignment expenses, for the respective periods;
•Adjusted cost of services is determined by adding back to GAAP cost of services, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted research and development is determined by adding back to GAAP research and development, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted selling and marketing is determined by adding back to GAAP selling and marketing, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted general and administrative is determined by adding back to GAAP general and administrative, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;

•Adjusted income from operations is determined by adding back to GAAP operating income, amortization of purchased intangibles and developed technologies, stock‑based compensation, acquisition expenses, and realignment expenses for the respective periods;
•Adjusted Net Income is defined as net income adjusted for the following: amortization of purchased intangibles and developed technologies, stock‑based compensation, acquisition expenses, realignment expenses, other non‑operating income and expense (primarily foreign exchange gain (loss)), net, the tax effect of the above adjustments to net income, and loss from investment accounted for using the equity method, net of tax. The tax effect of adjustments to net income is based on the estimated marginal effective tax rates in the jurisdictions impacted by such adjustments;
•Adjusted Net Income per diluted share is determined by dividing Adjusted Net Income by the weighted average diluted shares;
•Adjusted EBITDA is defined as net income adjusted for interest expense, net, provision for income taxes, depreciation and amortization, stock‑based compensation, acquisition expenses, realignment expenses, other non‑operating income and expense (primarily foreign exchange gain (loss)), net, and loss from investment accounted for using the equity method, net of tax;
•Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by adjusted total revenues (total revenues adjusted to add back the fair value adjustment of acquired deferred revenues).
We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view these non‑GAAP financial measures in conjunction with the related GAAP financial measures.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial position, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: current and potential future impacts of the COVID‑19 pandemic on the global economy and our business, and consolidated financial statements; adverse changes in global economic and/or political conditions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; and our ability to integrate acquired businesses successfully.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Forms 10‑Q, which are on file with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings include MicroStation-based applications for modeling and simulation, ProjectWise for project delivery, AssetWise for asset and network performance, Seequent’s leading geosciences software portfolio, and the iTwin platform for infrastructure digital twins. Bentley Systems employs more than 4,000 colleagues and generates annual revenues of more than $800 million in 172 countries.
www.bentley.com

© 2021 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, iTwin, MicroStation, ProjectWise, and Seequent are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$131,154	$122,006
Accounts receivable	221,764	195,782
Allowance for doubtful accounts	(6,396)	(5,759)
Prepaid income taxes	32,108	3,535
Prepaid and other current assets	26,864	24,694
Total current assets	405,494	340,258
Property and equipment, net	31,439	28,414
Operating lease right-of-use assets	52,599	46,128
Intangible assets, net	262,234	45,627
Goodwill	1,593,670	581,174
Investments	6,870	5,691
Deferred income taxes	54,705	39,224
Other assets	47,104	39,519
Total assets	$2,454,115	$1,126,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,891	$16,492
Accruals and other current liabilities	314,529	226,793
Deferred revenues	215,678	202,294
Operating lease liabilities	18,694	16,610
Income taxes payable	5,761	3,366
Total current liabilities	569,553	465,555
Long-term debt	1,269,842	246,000
Long-term operating lease liabilities	35,968	31,767
Deferred revenues	7,308	7,020
Deferred income taxes	70,683	10,849
Income taxes payable	7,613	7,883
Other liabilities	21,334	15,362
Total liabilities	1,982,301	784,436
Stockholders’ equity:
Common stock	2,812	2,722
Additional paid-in capital	910,951	741,113
Accumulated other comprehensive loss	(54,886)	(26,233)
Accumulated deficit	(387,063)	(376,003)
Total stockholders’ equity	471,814	341,599
Total liabilities and stockholders’ equity	$2,454,115	$1,126,035

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Subscriptions	$185,452	$157,655	$373,577	$327,837
Perpetual licenses	11,391	12,379	21,507	23,193
Subscriptions and licenses	196,843	170,034	395,084	351,030
Services	26,088	14,256	49,852	27,950
Total revenues	222,931	184,290	444,936	378,980
Cost of revenues:
Cost of subscriptions and licenses	29,881	21,801	58,826	43,128
Cost of services	23,570	14,904	43,914	30,836
Total cost of revenues	53,451	36,705	102,740	73,964
Gross profit	169,480	147,585	342,196	305,016
Operating expenses:
Research and development	52,776	44,218	100,579	89,353
Selling and marketing	38,014	29,632	70,454	65,727
General and administrative	41,878	25,465	75,266	52,269
Amortization of purchased intangibles	4,589	3,679	8,027	7,115
Total operating expenses	137,257	102,994	254,326	214,464
Income from operations	32,223	44,591	87,870	90,552
Interest expense, net	(2,453)	(1,128)	(4,772)	(2,516)
Other (expense) income, net	(3,777)	405	10,705	(6,985)
Income before income taxes	25,993	43,868	93,803	81,051
Benefit (provision) for income taxes	20,746	(4,264)	10,388	(11,440)
Loss from investment accounted for using the equity method, net of tax	(1,829)	(528)	(2,275)	(866)
Net income	44,910	39,076	101,916	68,745
Less: Net income attributable to participating securities	(3)	—	(3)	—
Net income attributable to Class A and Class B common stockholders	$44,907	$39,076	$101,913	$68,745
Per share information:
Net income per share, basic	$0.15	$0.14	$0.34	$0.24
Net income per share, diluted	$0.14	$0.13	$0.32	$0.23
Weighted average shares, basic	304,066,038	286,945,592	303,311,423	286,068,766
Weighted average shares, diluted	324,478,086	295,187,194	323,094,045	295,595,234

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net income	$101,916	$68,745
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,280	16,664
Bad debt allowance	291	293
Deferred income taxes	(915)	5,284
Deferred compensation plan activity	1,855	1,633
Stock-based compensation expense	20,598	3,212
Amortization and write-off of deferred debt issuance costs	2,371	277
Change in fair value of derivative	(7,735)	4,174
Change in fair value of contingent consideration	—	(1,390)
Foreign currency remeasurement (gain) loss	(2,371)	3,538
Loss from investment accounted for using the equity method, net of tax	2,275	866
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	(4,665)	44,263
Prepaid and other assets	10,485	9,089
Accounts payable, accruals, and other liabilities	37,623	11,208
Deferred revenues	(4,756)	(29,500)
Income taxes payable, net of prepaid income taxes	(27,230)	(2,174)
Net cash provided by operating activities	149,022	136,182
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(4,750)	(9,970)
Acquisitions, net of cash acquired of $36,847 and $2,064, respectively	(1,002,551)	(67,595)
Other investing activities	(700)	(1,414)
Net cash used in investing activities	(1,008,001)	(78,979)
Cash flows from financing activities:
Proceeds from credit facilities	581,233	164,375
Payments of credit facilities	(790,846)	(191,125)
Proceeds from convertible senior notes, net of discounts and commissions	1,233,377	—
Payments of debt issuance costs	(4,951)	—
Purchase of capped call options	(51,555)	—
Payments of financing leases	(101)	(93)
Payments of acquisition debt and other consideration	(544)	(1,091)
Payments of dividends	(16,591)	(15,901)
Payments for shares acquired including shares withheld for taxes	(87,836)	(69,307)
Proceeds from Common Stock Purchase Agreement	—	58,349
Proceeds from exercise of stock options	4,324	2,237
Net cash provided by (used in) financing activities	866,510	(52,556)
Effect of exchange rate changes on cash and cash equivalents	1,617	(232)
Increase in cash and cash equivalents	9,148	4,415
Cash and cash equivalents, beginning of year	122,006	121,101
Cash and cash equivalents, end of period	$131,154	$125,516

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
For the Three and Six Months Ended June 30, 2021 and 2020
(in thousands)
(unaudited)

Reconciliation of net income to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$44,910	$39,076	$101,916	$68,745
Interest expense, net	2,453	1,128	4,772	2,516
(Benefit) provision for income taxes	(20,746)	4,264	(10,388)	11,440
Depreciation and amortization	10,287	8,614	19,280	16,664
Stock-based compensation	11,685	1,559	20,598	3,212
Acquisition expenses	14,944	2,734	24,200	5,009
Realignment expenses	—	77	—	69
Other expense (income), net	3,777	(405)	(10,705)	6,985
Loss from investment accounted for using the equity method, net of tax	1,829	528	2,275	866
Adjusted EBITDA	$69,139	$57,575	$151,948	$115,506

Reconciliation of net income to Adjusted Net Income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$44,910	$39,076	$101,916	$68,745
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles and developed technologies	5,781	4,919	10,464	9,458
Stock-based compensation	11,685	1,559	20,598	3,212
Acquisition expenses	14,944	2,734	24,200	5,009
Realignment expenses	—	77	—	69
Other expense (income), net	3,777	(405)	(10,705)	6,985
Total non-GAAP adjustments, prior to income taxes	36,187	8,884	44,557	24,733
Income tax effect of non-GAAP adjustments	(8,610)	(2,441)	(10,428)	(5,141)
Loss from investment accounted for using the equity method, net of tax	1,829	528	2,275	866
Adjusted Net Income	$74,316	$46,047	$138,320	$89,203

Reconciliation of GAAP Financial Statement Line Items to Non-GAAP Adjusted Financial Statement Line Items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Total revenues	$222,931	$184,290	$444,936	$378,980
Fair value adjustment of acquired deferred revenues	998	79	1,010	195
Adjusted total revenues	$223,929	$184,369	$445,946	$379,175

Cost of subscriptions and licenses	$29,881	$21,801	$58,826	$43,128
Amortization of purchased intangibles and developed technologies	(1,192)	(1,240)	(2,437)	(2,343)
Stock-based compensation	(403)	(19)	(489)	(47)
Adjusted cost of subscriptions and licenses	$28,286	$20,542	$55,900	$40,738

Cost of services	$23,570	$14,904	$43,914	$30,836
Stock-based compensation	(153)	(79)	(388)	(175)
Acquisition expenses	(1,579)	(415)	(2,545)	(435)
Adjusted cost of services	$21,838	$14,410	$40,981	$30,226

Research and development	$52,776	$44,218	$100,579	$89,353
Stock-based compensation	(4,806)	(536)	(8,715)	(1,155)
Acquisition expenses	(1,971)	(1,893)	(3,345)	(3,143)
Realignment expenses	—	(77)	—	(69)
Adjusted research and development	$45,999	$41,712	$88,519	$84,986

Selling and marketing	$38,014	$29,632	$70,454	$65,727
Stock-based compensation	(1,313)	(404)	(2,003)	(804)
Acquisition expenses	(138)	(80)	(182)	(157)
Adjusted selling and marketing	$36,563	$29,148	$68,269	$64,766

General and administrative	$41,878	$25,465	$75,266	$52,269
Stock-based compensation	(5,010)	(521)	(9,003)	(1,031)
Acquisition expenses	(10,258)	(267)	(17,118)	(1,079)
Adjusted general and administrative	$26,610	$24,677	$49,145	$50,159

Income from operations	$32,223	$44,591	$87,870	$90,552
Amortization of purchased intangibles and developed technologies	5,781	4,919	10,464	9,458
Stock-based compensation	11,685	1,559	20,598	3,212
Acquisition expenses	14,944	2,734	24,200	5,009
Realignment expenses	—	77	—	69
Adjusted income from operations	$64,633	$53,880	$143,132	$108,300